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                                   EXHIBIT 21
            SUBSIDIARIES OF THE REGISTRANT METHODE ELECTRONICS, INC.

                                                      Jurisdiction of
          Subsidiary (1)                              Incorporation
          -------------                               ---------------

Graphic Research, Inc.                                California

Intertrace Technology, Inc.                           Delaware

Magnetoelastic Devices, Inc.                          Massachusetts

Merit-Malta  Methode                                  Malta

Merit-Malta North America, Inc.                       Michigan

Meritronic                                            Malta

Methode of California (2)                             California

Methode Development Company                           Delaware

Methode Duel, Inc.                                    Delaware

Methode Electronics China PTE, Ltd.                   Singapore

Methode Electronics Europe, Ltd.                      Scotland

Methode Electronics Far East, PTE, Ltd.               Singapore

Methode Electronics Ireland Limited                   Ireland

Methode Electronics Suzhou Co., Ltd.                  China

Methode Fibre Optic Products PTY, Ltd.                Australia

Methode International, GmbH                           Germany

Methode Mikon Ltd.                                    England

Methode New England Co., Inc.                         Delaware

Methode Technical Components                          Delaware

Sentorque, Inc.                                       Florida


(1) All subsidiaries 100% owned, except Magnetoelastic Devices, Inc. and Sentorque, Inc. which are 75% owned.

(2) Business also done under the names Trace Laboratories Central and Trace Laboratories East.